   As filed with the Securities and Exchange Commission on September 21, 2007

                                                    Registration No. 333-_______

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        PRINCETON NATIONAL BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                              36-3210283
(State or other jurisdiction of                                (I.R.S. employer
 incorporation or organization)                              identification no.)

                               606 S. Main Street
                            Princeton, Illinois 61356
          (Address of principal executive offices, including zip code)

                        PRINCETON NATIONAL BANCORP, INC.
                          2007 STOCK COMPENSATION PLAN
                            (Full title of the plan)

                                          WITH A COPY TO:
TONY J. SORCIC                            TIMOTHY E. KRAEPEL
PRESIDENT AND CHIEF EXECUTIVE OFFICER     HOWARD & HOWARD ATTORNEYS, P.C.
PRINCETON NATIONAL BANCORP, INC.          THE PINEHURST OFFICE CENTER, SUITE 101
606 SOUTH MAIN STREET                     39400 NORTH WOODWARD AVENUE
PRINCETON, ILLINOIS 61356                 BLOOMFIELD HILLS, MICHIGAN 48304-5151
(Name and address of agent for service)   (248) 645-1483

(815) 875-4444
(Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                              Proposed         Proposed
                                                Amount         maximum          maximum
                                                 to be     offering price      aggregate
                                              registered      per share     offering price       Amount of
    Title of Securities to be Registered         (1)             (2)              (2)        Registration fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value $5.00 per share (3)     300,000        $27.50         $8,250,000          $253.28
=============================================================================================================

(1) Plus, pursuant to Rule 416, an indeterminate number of additional shares as may be issuable in the event of an adjustment as a result of an increase in the number of issued shares of Registrant's Common Stock resulting from a subdivision of such shares, the payment of stock dividends or certain other capital adjustments as provided in the above-referenced 2007 Stock Compensation Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) based on the $27.50 average of the high and low prices of Registrant's Common Stock on The NASDAQ Stock Market on September 18, 2007.

(3) Also includes an equal number of rights to purchase shares of Registrant's Series A Junior Participating Preferred Stock which rights are not (a) separable from the shares of common stock; or (b) presently exercisable.

================================================================================

                                     PART I.

ITEM 1. PLAN INFORMATION*

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

* Information required by Part I to be contained in this Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended ("Securities Act"), and the Note to Part I on Form S-8.

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by the Registrant (File No. 0-20050) are incorporated in this Registration Statement by reference:

     (1) Annual Report on Form 10-K for the year ended December 31, 2006;

     (2) Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

     (3) Current Report on Form 8-K filed on April 27, 2007;

     (4) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since December 31, 2006;

     (5) the information contained in the Registrant's definitive Proxy Statement dated March 14, 2007 relating to its 2007 Annual Meeting of Stockholders (with the exception of the compensation committee report, the audit committee report, and the performance graph which are not incorporated by reference);

     (6) the description of Registrant's Common Stock, $5.00 par value which is contained in Registrant's Registration Statement on Form S-1 (Registration No. 33-46362) filed with the Commission effective May 8, 1992, including any amendments or reports filed for the purpose of updating such description; and

     (7) the description of Registrant's preferred share purchase rights which is contained in Registrant's Registration Statement on Form 8-A filed with the Commission under the Exchange Act effective August 1, 2003, including any amendments or reports filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

ITEM 4. DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware ("Section 145"), Article VII of the Registrant's Amended and Restated Certificate of Incorporation, and Article VIII of the Registrant's By-Laws, as restated, provide for the indemnification of the Registrant's directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act of 1933. The general effect of these provisions is to provide that the Registrant shall indemnify its directors and officers against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in the proceeding in which such persons are made a party by reason of being or having been a director or officer of Registrant, but only if it is determined that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interest of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Such determination may be made by (i) a majority vote of a quorum consisting of disinterested directors, (ii) an independent legal counsel in a written opinion (if no such quorum is available or if a quorum of disinterested directors so directs), or (iii) the stockholders. The Registrant will pay expenses incurred by its directors and officers prior to the final disposition of such action, suit or proceeding, if the director or officer undertakes to repay such amount unless it is ultimately determined that they are entitled to be indemnified by the Registrant.

     The Registrant has insurance which, subject to certain policy limits, deductible amounts and exclusions, insures directors and officers of the Registrant for liabilities incurred as a result of acts committed in their capacity as directors and officers or claims made against them by reason of their status as directors or officers.

     As permitted pursuant to Section 102(b) (7) of the General Corporation Law of the State of Delaware, the Amended and Restated Certificate of Incorporation of the Registrant eliminates the personal monetary liability of a director of the Registrant or its stockholders for breach of fiduciary duty as a director, except for liability that results from (i) any breach of the director's duty of loyalty to the Registrant or its stockholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) Section 174 of the General Corporation Law of the State of Delaware (which Section pertains to a director's liability for unlawful payments of dividends or unlawful stock purchases or redemptions); or (iv) any transaction from which the director derived an improper personal benefit.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8. EXHIBITS

     The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit index filed as part of this Registration Statement on page 8 hereof.

ITEM 9. UNDERTAKINGS

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of Illinois, on September 21, 2007.

                                        PRINCETON NATIONAL BANCORP, INC.
                                        (Registrant)


                                        By: /s/ Tony J. Sorcic
                                            ------------------------------------
                                            Tony J. Sorcic
                                            President, Chief Executive Officer
                                            and Director (Principal Executive
                                            Officer)


                                        By: /s/ Todd D. Fanning
                                            ------------------------------------
                                            Todd D. Fanning
                                            Senior Vice President
                                            (Principal Accounting and Financial
                                            Officer)

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

        Signature                         Title                        Date
        ---------                         -----                        ----


/s/ Tony J. Sorcic         President, Chief Executive Officer   September 21, 2007
------------------------   (Principal Executive Officer)
Tony J. Sorcic             and Director


**                         Chairman of the Board                September 21, 2007
------------------------   and Director
Craig O. Wesner


**                         Director                             September 21, 2007
------------------------
Daryl Becker



**                         Director                             September 21, 2007
------------------------
Gary C. Bruce


**                         Director                             September 21, 2007
------------------------
Sharon L. Covert


**                         Director                             September 21, 2007
------------------------
John R. Ernat


**                         Director                             September 21, 2007
------------------------
Donald E. Grubb


**                         Director                             September 21, 2007
------------------------
Mark Janko


**                         Director                             September 21, 2007
------------------------
Willard O. Lee


**                         Director                             September 21, 2007
------------------------
Thomas M. Longman


**                         Director                             September 21, 2007
------------------------
Ervin I. Pietsch


**                         Director                             September 21, 2007
------------------------
Stephen W. Samet


**By: /s/ Tony J. Sorcic
      ------------------
      Tony J. Sorcic
      Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT
 NUMBER   DESCRIPTION
-------   -----------
5.1       Opinion of Howard & Howard Attorneys, P.C.

23.1      Consent of BKD LLP.

23.2 Consent of Howard & Howard Attorneys, P.C. (contained in their opinion filed as Exhibit 5.1).

24        Powers of Attorney